Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Reports Third Quarter 2017 Financial Results and Declares a Dividend of $0.27 Per Share

BOSTON – November 9, 2017 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a direct lender to lower middle market companies, today announced financial results for its third fiscal quarter ended September 30, 2017. Additionally, THL Credit announced that its Board of Directors has declared a fourth fiscal quarter 2017 dividend of $0.27 per share payable on December 29, 2017, to stockholders of record as of December 15, 2017.

HIGHLIGHTS

($ in millions, except per share amounts)	As of Sept. 30, 2017
Portfolio results
Total assets	$677.0
Investment portfolio, at fair value	$653.4
Net assets	$371.4
Net asset value per share	$11.34
Weighted average yield on investments	11.2%

	Quarter ended Sept. 30, 2017	Quarter ended Sept. 30, 2016
Portfolio activity
Total portfolio investments made, at par	$29.3	$32.8
Number of new portfolio investments	2	2
Number of portfolio investments at end of period	45	47
Operating results
Total investment income	$20.1	$21.6
Net investment income	$11.2	$10.5
Net increase in net assets from operations	$4.1	$9.9
Net investment income per share	$0.34	$0.32
Dividends declared per share	$0.27	$0.34

PORTFOLIO AND INVESTMENT ACTIVITY

In the third quarter, THL Credit closed on two new investments totaling $19.0 million and an additional $10.3 million in follow-on investments at par in five existing portfolio companies.

New investments, including follow-on investments, for the third quarter included:

•	$17.6 million first lien senior secured term loan in Anexinet Corp., an independent provider of one-stop enterprise technology solutions;

•	$1.4 million first lien senior secured term loan in Women’s Health USA, a management services organization that provides administrative services on an outsourced basis to physician practices specializing in women’s health;

•	$4.1 million follow-on first lien senior secured term loan and $0.2 million equity contribution in Sciens Buildings Solutions, LLC;

•	$3.0 million follow-on first lien senior secured term loan in MeriCal, LLC; and

•	$3.0 million to fund follow-on revolver investments in three other existing portfolio companies.

Notable proceeds from realizations for the quarter included:

•	$19.0 million from the repayment of a senior secured term loan and $1.2 million from the realization of equity holdings in Food Processing Holdings, LLC;

•	$14.6 million from the sale of a senior secured term loan in RealD Inc., and

•	$3.2 million from the sale of a senior secured term loan in CRS Reprocessing, LLC.

These transactions bring the total fair value of THL Credit’s investment portfolio to $653.4 million across 45 portfolio investments at the end of the third quarter. As of Sept. 30, 2017, THL Credit’s investment portfolio at fair value was allocated 64 percent in first lien senior secured debt, which includes unitranche investments, 7 percent in second lien debt, 3 percent in subordinated debt, 10 percent in the Logan JV, 3 percent in other income-producing securities and 13 percent in equity securities and warrants. The weighted average yield on new and follow-on investments made in the third quarter of 2017 was 8.8 percent. As of Sept. 30, 2017, the weighted average yield of the debt and income-producing securities, including the Logan JV and reflecting the impact of investments on non-accrual, in the investment portfolio at their current cost basis was 11.2 percent. As of Sept. 30, 2017, THL Credit had loans on non-accrual status with an aggregate amortized cost of $32.4 million and fair value of $19.7 million, or 5.0 percent and 3.0 percent of the portfolio’s amortized cost and fair value, respectively. As of Sept. 30, 2017, 92 percent of its debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as London Interbank offer rate, or LIBOR, or Canadian Dollar offer rate, or CDOR, and 8 percent of its debt investments bore interest at fixed rates.

This compares to the portfolio as of Dec. 31, 2016, which had a fair value of $669.2 million across 47 portfolio investments allocated 55 percent in first lien senior secured debt, which includes unitranche investments, 14 percent in second lien debt, 4 percent in subordinated debt, 9 percent in the Logan JV, 4 percent in other income-producing securities and 14 percent in equity securities and warrants. The weighted average yield of the debt and other income-producing securities in the investment portfolio, including the Logan JV, at their cost basis was 11.2 percent. As of Dec. 31, 2016, THL Credit had loans on non-accrual status with an aggregate amortized cost of $13.8 million and fair value of $6.9 million, or 2.1 percent and 1.0 percent of the portfolio’s amortized cost and fair value, respectively. As of Dec. 31, 2016, 89 percent of its debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as LIBOR, and 11 percent of its debt investments bore interest at fixed rates.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three months ended Sept. 30, 2017 and 2016 was $20.1 million and $21.6 million, respectively, and consisted of $14.5 million and $16.2 million of interest income on debt securities (which included PIK interest of $0.4 million and $0.5 million and prepayment premiums of $0 and $0.6 million, respectively), $3.7 million and $2.8 million of dividend income, $1.1 million and $1.7 million of interest income on other income-producing securities, and $0.8 million and $0.9 million of other income, including fees from THL Credit’s managed vehicles, respectively.

The decrease in investment income compared to the prior period was primarily due to contraction in the overall investment portfolio since Sept. 30, 2016, which led to lower interest income. This decrease was offset primarily by an increase in dividend income related to the Logan JV.

Expenses

Expenses for the three months ended Sept. 30, 2017 and 2016 were $9.0 million and $11.1 million, respectively. For the three months ended Sept. 30, 2017 and 2016, base management fees were $2.6 million and $2.7 million, incentive fees were $0, which included a fee waiver of $0.8 million, and $2.6 million, with no fee waiver, administrator and other expenses were $2.2 million and $2.0 million and fees and expenses related to THL Credit’s borrowings were $4.4 million and $3.9 million, respectively. In addition, for the three months ended Sept. 30, 2017 and 2016, THL Credit recorded an income tax benefit related to its consolidated blocker corporations, excise and other taxes of $0.2 million and $0.1 million, respectively.

The decrease in operating expenses between the three month periods was due primarily to lower incentive fees due to portfolio performance and the Advisor waiving all of the incentive fee accrued for the current quarter, lower base management fees as a result of portfolio contraction, and lower administrator expenses. This decrease was partially offset by higher costs related to borrowings and one-time legal expenses associated with the exit of a portfolio investment in other expenses.

Net investment income

Net investment income totaled $11.2 million and $10.5 million for the three months ended Sept. 30, 2017 and 2016, or $0.34 and $0.32 per share based upon 32,721,686 and 33,169,376 weighted average common shares outstanding, respectively.

The increase in net investment income between the three month periods is primarily attributable to a decrease in incentive fee expenses and higher dividend income related to the Logan JV. This was offset by lower interest income on debt and other income-producing investments.

Net realized gains and losses on investments, net of income tax provision

For the three months ended Sept. 30, 2017, THL Credit recognized a net realized loss of $11.3 million primarily from the $11.9 million loss on the sale of its senior secured term loan in CRS Reprocessing, LLC, which was partially offset by the gain on the realization of its equity holdings in Food Processing Holdings, LLC. For the three months ended Sept. 30, 2016, THL Credit recognized a net realized loss on portfolio investments of $25.0 million, primarily related to a $24.0 million realized loss recognized in connection with the restructurings of THL Credit’s investments in Loadmaster Derrick & Equipment, Inc. and Tri Starr Management Services, Inc.

Net change in unrealized appreciation (depreciation) on investments

For the three months ended Sept. 30, 2017 and 2016, THL Credit’s investment portfolio had a net change in unrealized appreciation (depreciation) of $4.8 million and $24.7 million, respectively.

The net change in unrealized appreciation (depreciation) on investments for the three months ended September 30, 2017 as compared to the three months ended September 30, 2016 was driven primarily by the reversal of prior period net unrealized depreciation related to certain restructured investments and the financial performance of certain portfolio companies.

Provision for taxes on unrealized gain on investments

For the three months ended Sept. 30, 2017 and 2016, THL Credit recognized a benefit (provision) for tax on unrealized gains of $0.4 million and ($0.4) million related to consolidated subsidiaries, respectively.

The change in provision for taxes on unrealized gains on investments relates primarily to changes in the unrealized appreciation (depreciation) of the investments held in taxable consolidated subsidiaries, other temporary differences and a change in the prior year estimates received from certain portfolio companies.

Realized and unrealized appreciation (depreciation) on interest rate derivative

For the three months ended Sept. 30, 2017 and 2016, THL Credit’s interest rate derivative agreement had a net change in unrealized appreciation (depreciation) of $0 and $0.1 million, respectively.

For the three months ended Sept. 30, 2017 and 2016, THL Credit recognized a realized loss related to amounts paid on the interest rate derivative of $0 and $0.1 million, respectively.

The changes between the three month periods were due to capital market changes impacting swap rates. THL Credit’s five-year interest rate swap agreement expired on May 10, 2017.

Change in net assets resulting from operations

Change in net assets resulting from operations totaled $4.1 million and $9.9 million, or $0.13 and $0.30 per share based upon 32,721,686 and 33,169,376 weighted average common shares outstanding, for the three months ended Sept. 30, 2017 and 2016, respectively.

The increase in net assets resulting from operations for the respective periods is due primarily to the fluctuation of net realized and unrealized gains and losses in the portfolio.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of Sept. 30, 2017, THL Credit had cash of $3.5 million. THL Credit’s liquidity and capital resources are derived from its credit facilities, equity and debt raises and cash flows from operations, including investment sales and repayments, and income earned. THL Credit’s primary use of funds includes making investments in portfolio companies, payment of dividends to stockholders and funding operating expenses. THL Credit used, and expects to continue to use, these capital resources, together with proceeds from the turnover within the portfolio and from future public and private offerings of securities to finance its investment objectives.

As of Sept. 30, 2017, THL Credit had $297.4 million in outstanding borrowings, which was comprised of $75.0 million outstanding on the term loan facility and $112.4 million outstanding on the revolving credit facility, and $110.0 million of notes payable outstanding. As of Sept. 30, 2017, borrowings outstanding had a weighted average interest rate of 4.93 percent. For the nine months ended Sept. 30, 2017, THL Credit borrowed $85.9 million and repaid $82.8 million under the credit facilities.

For the nine months ended Sept. 30, 2017, THL Credit operating activities provided cash of $23.3 million primarily in connection with the purchase and sales of investments. Its financing activities provided $3.1 million of net borrowings on its credit facility and used $26.6 million for distributions to stockholders, $2.5 million to repurchase common stock and $0.1 million for the payment of financing and offering costs.

For the nine months ended Sept. 30, 2016, THL Credit operating activities provided cash of $90.9 million primarily from the sales and repayments of investments and its financing activities used $55.0 million to repay borrowings on its credit facility, $33.9 million for distributions to stockholders, $1.5 million to repurchase common stock and $0.1 million for the payment of financing and offering costs.

STOCK REPURCHASE PROGRAM

THL Credit has provided its stockholders with notice of its ability to repurchase shares of its common stock in accordance with 1940 Act requirements. For the three month period ended Sept. 30, 2017, THL Credit repurchased 0.1 million shares of its common stock at an average price of approximately $9.71 per share, inclusive of commissions, or a weighted average discount to its net asset value of 15.6 percent. The total dollar amount of shares repurchased during the three month period ended Sept. 30, 2017 was $1.0 million. For the three month period ended Sept. 30, 2016, there were no stock repurchases.

These repurchases were completed pursuant to a $20.0 million stock repurchase program authorized by THL Credit’s Board of Directors on March 7, 2017. Unless extended by its board, the stock repurchase program will terminate on March 7, 2018 and may be modified or terminated at any time for any reason without prior notice. The timing and amount of any stock repurchases will depend on the terms and conditions of the repurchase program and no assurances can be given that any particular amount will be purchased. THL Credit will immediately retire all such shares of common stock that it purchases.

RECENT DEVELOPMENTS

From Oct. 1, 2017 through Nov. 9, 2017, THL Credit closed three new first lien senior secured debt investments totaling $11.7 million in the IT services, Consumer services and Business services industries, one new equity investment totaling $0.2 million in the Consumer services industry and two follow-on first lien senior secured debt investments totaling $0.8 million. The new and follow-on floating rate investments have a combined weighted average yield based upon cost at the time of the investment of 8.8 percent.

On Oct. 30, 2017, THL Credit sold its first lien senior secured term loan in Wheels Up Partners, LLC for $15.1 million.

On Oct. 30, 2017, THL Credit received proceeds of $5.5 million from the partial repayment of its first lien term loan in Alex Toys, LLC, which included a $0.08 million prepayment premium.

On Nov. 7, 2017, in consultation with its board of directors, THL Credit accepted the Advisor’s proposal to waive its incentive fee on net investment income for each of the three month periods ending Sept. 30, 2017 and Dec. 31, 2017 and entered into a fee waiver agreement whereby incentive fees on net investment income would be calculated under a new formula that would result in a lower incentive fee if such result was lesser than such calculation in effect prior to Jan. 1, 2018. Further, the Advisor will also waive the receipt of up to 25% of the incentive fees accrued for the period commencing on Jan 1, 2018 and ending on Dec. 31, 2018 to the extent necessary to support THL Credit paying a minimum quarterly distribution to the holders of its shares of common stock equal to $0.27 per share for each quarter of THL Credit’s fiscal year ended Dec. 31, 2018. Such incentive fees waived shall not be subject to recoupment.

On Nov. 7, 2017, THL Credit’s board of directors declared a dividend of $0.27 per share payable on Dec. 29, 2017 to stockholders of record at the close of business on Dec. 15, 2017.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results and its business outlook on November 10, 2017, at 10:30 a.m. Eastern Standard Time. The conference call will be led by Sam W. Tillinghast and Christopher J. Flynn, co-chief executive officers, and Terrence W. Olson, chief operating officer and chief financial officer.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 95393307. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.THLCreditBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through November 17, 2017, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 95393307. The replay will also be available on the THL Credit’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.THLCreditBDC.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

(in thousands, except per share data)

	September 30, 2017	December 31, 2016
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $485,847 and $519,837, respectively)	$473,443	$501,992
Controlled investments (cost of $167,062 and $150,765, respectively)	179,972	167,207
Non-controlled, affiliated investments (cost of $4 and $4, respectively)	4	4
Cash	3,545	6,376
Interest, dividends, and fees receivable	10,562	9,041
Deferred financing costs	2,007	2,527
Deferred tax assets	5,327	2,442
Prepaid expenses and other assets	1,629	1,225
Due from affiliate	475	590

Total assets	$676,964	$691,404

Liabilities:
Loans payable ($187,360 and $182,862 face amounts, respectively, reported net of deferred financing costs of $1,012 and $1,207, respectively.)	$186,348	$181,655
Notes payable ($110,000 and $110,000 face amounts, respectively, reported net of deferred financing costs of $3,153 and $3,653, respectively.)	106,847	106,347
Deferred tax liability	4,944	4,518
Accrued incentive fees	1,156	3,243
Base management fees payable	2,621	2,608
Accrued expenses and other payables	2,054	1,701
Income taxes payable	728	—
Accrued interest and fees	729	961
Other deferred liabilities	141	501
Interest rate derivative	—	50

Total liabilities	305,568	301,584
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 32,674 and 32,925 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	33	33
Paid-in capital in excess of par	435,111	437,623
Net unrealized depreciation on investments, net of provision for taxes of $1,395 and $3,656, respectively	(2,695)	(5,197)
Net unrealized depreciation on interest rate derivative	—	(50)
Accumulated net realized losses	(75,074)	(51,732)
Accumulated undistributed net investment income	13,029	8,428

Total net assets attributable to THL Credit, Inc.	370,404	389,105
Net assets attributable to non-controlling interest	992	715

Total net assets	$371,396	$389,820

Total liabilities and net assets	$676,964	$691,404

Net asset value per share attributable to THL Credit, Inc.	$11.34	$11.82

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$13,510	$16,790	$41,245	$51,642
Dividend income	—	73	139	147
Other income	418	443	1,913	1,499
From non-controlled, affiliated investments:
Other income	279	373	820	1,238
From controlled investments:
Interest income	2,080	1,164	5,727	2,336
Dividend income	3,683	2,685	9,924	7,641
Other income	141	38	423	113

Total investment income	20,111	21,566	60,191	64,616
Expenses:
Interest and fees on borrowings	4,023	3,484	11,836	10,488
Base management fees	2,621	2,678	7,834	8,390
Incentive fees	811	2,624	3,276	2,654
Administrator expenses	670	888	2,207	2,708
Other general and administrative expenses	462	542	1,508	1,720
Amortization of deferred financing costs	409	389	1,214	1,157
Professional fees	818	350	1,522	1,180
Directors’ fees	169	168	518	578

Total expenses before incentive fee waivers	9,983	11,123	29,915	28,875
Incentive fee waiver	(811)	—	(811)	—

Total expenses, net of incentive fee waivers	9,172	11,123	29,104	28,875
Income tax provision (benefit), excise and other taxes	(215)	(52)	90	184

Net investment income	11,154	10,495	30,997	35,557
Realized Gain (Loss) and Change in Unrealized Appreciation on Investments:
Net realized (loss) gain on investments:
Non-controlled, non-affiliated investments	(11,324)	(25,100)	(22,230)	(27,064)
Controlled investments	—	120	—	(10,767)
Foreign currency transactions	6	—	(68)	—

Net realized loss on investments	(11,318)	(24,980)	(22,298)	(37,831)

Net change in unrealized (depreciation) appreciation on investments:
Non-controlled, non-affiliated investments	10,421	20,021	5,165	(6,765)
Controlled investments	(5,795)	4,654	(3,533)	18,983
Translation of assets and liabilities in foreign currencies	(869)	—	(1,389)	—

Net change in unrealized appreciation on investments	3,757	24,675	243	12,218
Net change in unrealized appreciation attributable to non-controlling interests	162	—	276	—

Net realized and unrealized loss from investments	(7,399)	(305)	(21,779)	(25,613)
Provision for taxes on realized gain on investments	(7)	—	(842)	—
Benefit (provision) for taxes on unrealized gain on investments	365	(381)	2,261	(588)

Benefit (provision) for taxes on realized and unrealized gain on investments	358	(381)	1,419	(588)
Interest rate derivative periodic interest payments, net	—	(66)	(46)	(232)
Net change in unrealized appreciation on interest rate derivative	—	144	50	104

Net increase in net assets resulting from operations	$4,113	$9,887	$10,641	$9,228

Net investment income per common share:
Basic and diluted	$0.34	$0.32	$0.94	$1.07
Net increase in net assets resulting from operations per common share:
Basic and diluted	$0.13	$0.30	$0.33	$0.28
Dividends declared and paid	$0.27	$0.34	$0.81	$1.02
Weighted average shares of common stock outstanding:
Basic and diluted	32,722	33,169	32,839	33,235

About THL Credit, Inc.

THL Credit, Inc. (NASDAQ: TCRD) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation, primarily through directly originated first lien secured loans, including unitranche investments. In certain instances, the Company also makes second lien, subordinated, or mezzanine debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in lower middle market companies with annual EBITDA generally between $5 million and $25 million that require capital for growth and acquisitions. The Company is headquartered in Boston, with additional investment teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.THLCreditBDC.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Lauren Vieira

617-790-6070

Media Contact:

Stanton Public Relations and Marketing, LLC

Doug Allen

212-366-5300

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